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                                                                     EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING Investors Trust:

We consent to the references to our firm under the headings "More Information" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                   /s/KPMG LLP

Los Angeles, California
August 28, 2003